EXHIBIT 1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121584) filed contemporaneously herewith of sanofi-aventis of our report dated May 18, 2005 relating to the financial statements and supplemental schedule of Sanofi Pasteur Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ Fisher Cunnane & Associates

June 16, 2005